Exhibit 10.1


               STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT


      STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT, dated as of June 3, 2003, between DIRECT INSITE CORP., a Delaware corporation (the "Company"), and METROPOLITAN VENTURE PARTNERS II, L.P., a Delaware limited partnership (the "Purchaser").

      WHEREAS, pursuant to the terms and conditions of the Stock Purchase and Registration Rights Agreement dated as of September 25, 2002 (the "September 2002 Agreement") by and between the Company and the Purchaser, the Purchaser acquired 93,458 shares of the Company's Series A Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Stock");

      WHEREAS, pursuant to the terms and conditions of the Stock Purchase and Registration Rights Agreement dated as of December 24, 2002 (the "December 2002 Agreement") by and between the Company and the Purchaser, the Purchaser acquired 23,365 additional shares of the Preferred Stock;

      WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue to the Purchaser, 17,857 shares ("Purchased Preferred Stock") of the Company's Preferred Stock, all upon the terms and conditions set forth in this Agreement; and

      WHEREAS, the parties desire to restate Section 6 of the September 2002 Agreement and the December 2002 Agreement to insure that the same provisions apply to the registration rights of the holders of all Registrable Securities (as defined below);

      NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, it is hereby agreed as follows:

      1. Definitions.

            1.1 Except for any terms that are defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

            "Accredited Investor" has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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            "Agreement" means this Stock Purchase and Registration Rights
Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof from time to time.

            "Amendment" means such amendments and changes being made to the terms of the Preferred Stock by means of the Certificate of Amendment to the Certificate of Designation, in substantially the form of Exhibit A hereto.

            "Annual Report" has the meaning set forth in Section 3.9 hereof.

            "Balance Sheet" has the meaning set forth in Section 3.9 hereof.

            "Balance Sheet Date" has the meaning set forth in Section 3.9 hereof.

            "Board of Directors" means the board of directors of the Company.

            "Cause" means, with respect to the Purchaser Designee, as applicable, (i) any act of breach of such individual's fiduciary duty to the Company or its stockholders by the Purchaser Designee which under applicable law
(A) constitutes a violation of any legal obligation of the Purchaser Designee to the Company or (B) creates or results in any material legal liability for the Company; (ii) the Purchaser Designee is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud or a felony under federal or applicable state law; or (iii) if such individual commits and is convicted of any act that results in the Company or any member of the Board of Directors suffering liability under federal or applicable state law for discrimination or sexual or other forms of harassment or other similar liabilities from any employees of the Company or any of its Affiliates.

            "Certificate of Designation" means the Certificate of Designation of the Company, dated as of October 4, 2002, as amended by a Certificate of Amendment dated as of December 20, 2002 and by the Amendment, which, among other things, sets forth the number, designation, relative rights, preferences and limitations of the Preferred Stock as fixed by the Board of Directors.

            "Certificate of Incorporation" means the certificate of incorporation of the Company, as amended.

             "Closing" means the closing of the sale of the Purchased Preferred Stock by the Company to the Purchaser.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

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            "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

            "Company" has the meaning set forth in the preamble of this Agreement.

            "Company Indemnified Person" has the meaning set forth in Section 6.6(b) hereof.

            "December 2002 Agreement" has the meaning set forth in the recitals to this Agreement.

            "Disclosure Schedule" means the Disclosure Schedule of the Company attached to this Agreement and hereby made a part hereof.

            "Effectiveness Period" has the meaning set forth in Section 6.1(a) hereof.

            "Environmental Law" means any federal, state, or local (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, or natural resources, and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Clean Water Act, 33 U.S.C. Sectionss. 1251 et seq., the Clean Air Act, 33 U.S.C.ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.136 et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq., as such laws have been and may from time to time be further amended or supplemented, and the regulations promulgated pursuant thereto.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "Financial Statements" has the meaning set forth in Section 3.9 hereof.

            "Form 10-Q" has the meaning set forth in Section 3.9 hereof.

            "Hazardous Substances" or "Hazardous Waste" means any pollutant, contaminant, chemical or industrial or toxic substance or waste, petroleum products, asbestos, urea formaldehyde, radon, polychlorinated biphenyls, flammable explosives, nuclear radioactive fuel or waste or any other substance, waste, material, substance, pollutant or contaminant that is defined as a hazardous waste or substance under any applicable Environmental Law and/or any

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substance for which the generation, manufacture, storage, treatment or release is prohibited or regulated under any applicable Environmental Law.

            "Holder" shall mean any Person that owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

            "Indemnifiable Costs and Expenses" has the meaning ascribed to such term in Section 6.6(a)(i) hereof.

             "Liens" means any and all security interests, liens, claims, encumbrances, pledges, options, Taxes and charges of any kind or nature.

            "Managing Underwriter" has the meaning set forth in Section 6.1(c) hereof.

            "Material Adverse Effect" means, with respect to the Company, a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

            "Material Development Election" shall have the meaning set forth in
Section 6.4(a) hereof.

            "Other Approved Holders" shall mean holders of Common Stock having registration rights with respect to the Common Stock, other than pursuant to the terms of this Agreement.

            "Person" means any individual, company, corporation, partnership, limited liability company, trust, division, governmental, quasi-governmental or regulatory entity or authority or other entity.

            "Plans" has the meaning set forth in Section 3.24(a) hereof.

            "Preferred Stock" has the meaning set forth in the recitals to this Agreement; provided, however, that for the avoidance of doubt, Preferred Stock shall include the Purchased Preferred Stock and the Preferred Stock issued to the Purchaser pursuant to the September 2002 Agreement and the December 2002 Agreement.


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            "Prospectus" shall mean the prospectus (including a preliminary prospectus) included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            "Purchase Price" has the meaning set forth in Section 2.1 hereof.

            "Purchased Preferred Stock" has the meaning set forth in the recitals to this Agreement.

            "Purchaser" has the meaning set forth in the preamble to this Agreement.

            "Purchaser Designee" has the meaning assigned to such term in
Section 5.1(a) hereof.

            "Purchaser Expenses" means all legal and out-of-pocket expense incurred by the Purchaser or its agents in connection with the transactions contemplated by this Agreement, in an amount not to exceed $10,000 in the aggregate, including all fees and expenses of Kramer Levin Naftalis & Frankel LLP, counsel to the Purchaser, incurred in connection with the Transaction Documents.

             "Purchaser Indemnified Person" has the meaning set forth in Section 7.1(a) hereof.

             "Registrable Securities" shall mean the Common Stock issuable on or after the date hereof upon conversion of the Preferred Stock and any other capital stock or other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange, distribution or similar transaction in respect of the Preferred Stock or such Common Stock.

            "Registration Expenses" shall have the definition set forth in
Section 6.5 hereof.

            "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

            "Requesting Securityholder" has the meaning set forth in Section 6.2 hereof.


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            "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

            "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

            "SEC Filings" means all forms, reports and documents filed with the Commission pursuant to the Securities Act and Exchange Act from January 1, 2001 through the date hereof.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Senior Indebtedness" means the principal of and premium, if any, and interest on:

             (a) all indebtedness of the Company and its subsidiaries whether outstanding on the date of this Agreement or hereafter created and which is;

                  (i) for money borrowed from a commercial lending institution, whether the same be evidenced by bonds, notes or debentures or evidenced by a loan agreement, promissory note or an indenture or similar instrument; or

                  (ii) secured by mortgage or other security instrument (including, without limitation, conditional sales agreements, chattel mortgages, purchase money bonds or notes or debentures or mortgages, mortgages made or given or guaranteed by the Company as mortgagor or guarantor and assumed or guaranteed mortgages upon property) for the payment of which the Company is, directly or contingently, liable or on which the Company customarily pays interest; and

                  (iii) all obligations of the Company as lessee, or as the guarantor of any lessee, under leases of personal property of any kind or nature and/or equipment; and

             (b) all renewals, extensions and refundings of any such indebtedness or of any such obligations.

             "September 2002 Agreement" has the meaning set forth in the recitals to this Agreement.

             "Stock Option Plans" means, collectively, the 1993 Non-Qualified Stock Option Plans, the 1995 Stock Option Plan, the 2000 Stock Option Plan, 2001 Stock Option/stock

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Issuance Plan, 2001-A Stock Option Plan, the 2002 Stock Option Plan, the 2002-A
Stock Plan, the 2003 Stock Option Plan, and the 2003/A Stock Option Plan.

            "Suspension Period" shall have the meaning set forth in Section 6.4(a) hereof.

            "To the best knowledge of the Company" means the actual knowledge of Warren Wright, Robert L. Carberry, James A. Cannavino or George Aronson.

            "Threshold Percentage" means means either (A) 50.1 percent of (i) the aggregate shares of Preferred Stock issued and outstanding immediately following the Closing or (ii) the shares of Common Stock issuable upon conversion of the Preferred Stock as the same may be adjusted pursuant to the terms of the Certificate of Designation, or (B) where the aggregate of the percentages of (A)(i) and (A)(ii) equals or exceeds 50.1 percent.

            "Transaction Documents" means this Agreement (including the Disclosure Schedule), the Amendment and any other documents, instruments or agreements executed by any of the parties hereto in connection herewith or therewith.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The use of the word "including" herein shall be interpreted to mean "including, without limitation," unless the context clearly requires another interpretation.

      2. Authorization and Sale of the Purchased Preferred Stock.

            2.1 Purchase and Sale of Purchased Preferred Stock. In reliance on the representations and warranties contained herein and subject to the terms and conditions hereof, the Company agrees that it will sell to the Purchaser, and the Purchaser agrees that it will purchase from the Company at the Closing, an aggregate of 17,857 shares of Preferred Stock and concurrently with delivery hereof the Purchaser has agreed to pay the Company an amount equal to $14 per share of Preferred Stock, or an aggregate purchase price of $250,000 (the "Purchase Price") by wire transfer in immediately available funds to an account designated by notice from the Company; provided, however, that the Purchaser shall deduct the Purchaser Expenses from the Purchase Price.

            2.2 Deliverables at Closing. In addition to the foregoing, at the Closing, the Company shall deliver to the Purchaser:

                (a) a stock certificate representing the shares of Purchased Preferred Stock registered in the name of the Purchaser;

                (b) an opinion of counsel of the Company in the form attached hereto as Exhibit B;

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                (c) an executed copy of this Agreement;

                (d) a certificate, dated the date of Closing signed by a duly authorized officer of the Company dated as of the date of the Closing certifying as to:

                    (i) a true and correct copy of the Certificate of Incorporation of the Company (including all amendments), as attached thereto,

                    (ii) the By-laws, as attached thereto, are in full force and effect;

                    (iii) the satisfactory waiver of all preemptive rights by the stockholders of the Company on or before the date of Closing;

                    (iv) the resolutions, in form and substance reasonably satisfactory to the Purchaser, of the Board of Directors duly authorizing the execution, delivery and performance of this Agreement, the filing of the Amendment, the issuance of the Purchased Preferred Stock and the execution and delivery of any other documents, instruments or agreements executed in connection herewith or therewith;

                    (v) the incumbency and signature of the individuals authorized to execute and deliver documents on the Company's behalf; and

                    (vi) the performance and compliance in all material respects with all of the Company's agreements, representations, warranties, covenants, obligations, duties and conditions under this Agreement required to be performed or complied with by it on or prior to the date of closing.

                    (vii) except as set forth in Section 2.2 of the Disclosure Schedule, since December 20, 2002, no event has occurred that would require an adjustment to the Conversion Price (as defined in the Certificate of Designation, as amended and restated by the Amendment).

            2.3 Reservation of Shares. The Company shall reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion in full of the Purchased Preferred Stock into Common Stock in accordance with the terms of the Certificate of Designation. All shares of Common Stock that are so issuable shall, when issued upon conversion, be duly authorized, validly issued and fully paid and non-assessable, free and clear of any and all Liens and preemptive or similar rights or encumbrances.

            2.4 Use of Cash Proceeds. The Company, shall use the cash proceeds from the issuance of the Purchased Preferred Stock for development and working capital purposes as determined by the Board of Directors.

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      3. Representations and Warranties of the Company.

            The Company makes the following representations and warranties to the Purchaser as of the date hereof and of as the date of Closing, except as otherwise provided herein:

            3.1 Corporate Status. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated with full corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own and lease the properties and assets it now owns or holds under lease.

            3.2 Authority. The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents and to carry out and perform its obligations thereunder. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Purchased Preferred Stock and the Common Stock issuable upon conversion thereof, have been duly authorized by all necessary corporate action on the part of the Company and no further authorization on the part of the Company, or the Company's stockholders, is necessary to authorize such execution, delivery and performance. The Transaction Documents, when executed and delivered by the person or persons authorized by the Company to execute and deliver the Transaction Documents on behalf of the Company, will be duly executed and delivered by the Company. The Transaction Documents, when so executed, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. The issuance of the Purchased Preferred Stock is not and will not be subject to preemptive rights or rights of first refusal that have not been properly waived or complied with prior to the date hereof.

            3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents and the other instruments and agreements to be executed, delivered and performed by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby by the Company, including the issuance of the Purchased Preferred Stock, and upon conversion of the Preferred Stock, the Common Stock, do not and will not with or without the giving of notice or the passage of time or both, (a) violate or conflict with or result in a breach of or a right of termination by any Person of any provision of, or constitute a default under, or create a Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to (i) the Certificate of Incorporation including the Certificate of Designation, as amended and restated by the Amendment or the By-Laws of the Company or any of its subsidiaries or
(ii) any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any

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kind or description to which the Company or any of its subsidiaries or its assets may be bound or subject; (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or to which any of their properties and assets is subject; (c) result in the loss or impairment of any approval, license, franchise, permit, legal privilege or legal right enjoyed or possessed by the Company or any of its subsidiaries; (d) otherwise result in the creation of any Lien; or (e) require the consent or approval of any Person other than the consent of the Board of Directors and those consents or approvals set forth in
Section 3.15. Neither the Company nor any of its subsidiaries is in violation of or (with or without notice or lapse of time or both) in default under, any material term or provision of its respective certificate of incorporation (including the Certificate of Designation, as amended and restated by the Amendment) or By-laws or any indenture, loan or credit agreement, note agreement, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company or any of its subsidiaries is a party or by which the Company's or any of its subsidiaries assets are bound.

            3.4 Fully Paid and Non-Assessable. Upon issuance of the Purchased Preferred Stock and payment therefor pursuant to the terms hereof, each share of Purchased Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable and free and clear of any and all Liens (other than those created by the Purchaser on such Purchased Preferred Stock), and is not subject to any preemptive right, right of first refusal created by the Company, redemption right or similar right that has not been waived on or prior to the date of Closing, and upon conversion of the Purchased Preferred Stock, each share of Common Stock issued upon such conversion shall have been duly authorized and reserved for issuance and will be validly issued, fully paid and non-assessable and free and clear of any and all Liens (other than those created by the Purchaser on such Purchased Preferred Stock), and will not be subject to any preemptive right, right of first refusal granted by the Company, redemption right or similar right that has not been waived on or prior to the date thereof.

            3.5   Compliance with Laws and Instruments.

                  (a) Copies of the Certificate of Incorporation and Bylaws of the Company and each of its subsidiaries which have been delivered to (or made available for inspection by) the Purchaser prior to the execution of this Agreement, are true and complete and have not been amended or repealed.

                  (b) The Company and each of its subsidiaries is, and their business has been operated, in compliance with their respective certificates of incorporation and bylaws and, in all material respects, all applicable laws, rules, regulations, decrees, injunctions, judgments, orders, rulings, awards, settlements and writs.

            3.6 Qualification. The Company and each of its subsidiaries, other than Platinum Communications, Inc. ("Platinum") is duly qualified or licensed to do business and is in good standing as a foreign corporation in the State of New York. The Company is not and is

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not required to be qualified to do business as a foreign corporation in any other jurisdiction except where the failure to be so qualified would not individually, or in the aggregate, have a Material Adverse Effect on the Company.

            3.7   Capital Stock.

                  (a) As of the date hereof and immediately prior to the Closing, the authorized capital stock of the Company consists and will consist, respectively, of (i) 2,000,000 shares of Preferred Stock, of which (A) 116,823 shares are outstanding, and (B) 134,680 shares shall be designated as Series A Preferred Stock as of the date of Closing only; and (ii) 150,000,000 shares of Common Stock of which:

            (A) 4,029,595 shares are issued and outstanding (which amount does not include 50,000 shares that are currently anticipated to be deemed issued and outstanding on account of the satisfaction of accounts payable of the Company that are due and payable as of the date hereof);

            (B) 4,620,334 shares are authorized for issuance under the Stock Option Plans, of which 682,365 shares have been issued and are included in the issued and outstanding shares stated in ss.3.7(a)(A) above and the balance of 3,937,969 shares are reserved for issuance upon the exercise of options granted and issuable by the Company thereunder;

            (C) 1,346,800 shares are reserved for issuance upon the conversion of the Preferred Stock; and

            (D) No shares are reserved for issuance upon the exercise of warrants.

                  (b) All such outstanding shares of Common Stock and Preferred Stock and other securities have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable Federal and state securities laws.

                  (c) Except as contemplated by this Agreement or as set forth in the SEC Filings, the Company has no outstanding subscription, option, warrant, right of first refusal, preemptive right, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatever under which the Company is or may be obligated to issue Common Stock, Preferred Stock or any other equity security of any kind or which otherwise relates to the Company's securities.

                  (d) Without limiting the generality of the foregoing and except as provided herein or in the September 2002 Agreement and the December 2002 Agreement,

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neither the Company nor any of its subsidiaries has granted or agreed to grant any registration rights, including piggyback rights, to any Person.

            3.8 Securities Laws. Subject to the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue and sale of the Purchased Preferred Stock, and the shares of Common Stock issuable upon conversion thereof, (i) are and will be exempt from the registration requirements of the Securities Act and (ii) are and will be issued in compliance with all applicable Federal and state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Preferred Stock to any Person or Persons other than the Purchaser or has taken or will take any other action that would require the Company to register the sale of such Preferred Stock under the Securities Act.

            3.9   Financial Statements; Liabilities.

                  (a) Included in the Form 10-Q for the three months ended March 31, 2003 ("Form 10-Q") are the Company's consolidated unaudited balance sheet (the "Balance Sheet") as of March 31, 2003 (the "Balance Sheet Date"), and the consolidated unaudited statement of operations for the three-month period then ended ("Operating Statement"). Included in its annual report on Form 10-K for the year ended December 31, 2002 ("Annual Report") are the Company's consolidated audited balance sheets as of December 31, 2002 and the consolidated audited statements of operations, cash flow and changes of stockholders' equity for the period then ended, together with the related report of Marcum & Kliegman LLP, independent certified public accountants (such year-end balance sheet, statement of operations, cash flow and changes of stockholders' equity and report, together with the Balance Sheet and Operating Statement, the "Financial Statements"). The Financial Statements (including any notes thereto):

                      (i) are complete and correct in all material respects and are in accordance with the books and records of the Company;

                      (ii) present fairly the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries at the respective dates therein specified and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods therein specified; and

                      (iii) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods (except that the unaudited financial statements are subject to year-end audit adjustments which will not be material in amount and do not contain complete footnotes).

                  (b) The Company and its subsidiaries have no liabilities or obligations of any nature, either actual or absolute, contingent or otherwise, which are not reflected or

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provided for in the Financial Statements or related notes except liabilities included in the estimated loss from operations set forth in Section 3.9(b) of the Disclosure Schedule.

                  (c) The Company anticipates a loss from operations, during the quarter ended June 30, 2003, as set forth in Section 3.9(c) of the Disclosure Schedule.

            3.10 Changes. Since December 31, 2002, except as disclosed in SEC Filings, including without limitation, the Form 10-Q and current reports on Form 8-K, the Annual Report, or Section 3.9(c) of the Disclosure Schedule, there has been no event which has had, or could reasonably be expected to have, a Material Adverse Effect. Since March 31, 2003, except as disclosed in Section 3.9(c) of the Disclosure Schedule, the Company and its subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, and without limiting the generality of the foregoing, there has not been any:

                  (a) change, occurrence or circumstance in or affecting the business, assets, liabilities, financial condition, operations or prospects of the Company or any of its subsidiaries that has had or may reasonably be expected to have a Material Adverse Effect;

                  (b) resignation or termination of any key officers, employees or consultants of the Company or any of its subsidiaries;

                  (c) material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise which has had or may reasonably be expected to have a Material Adverse Effect;

                  (d) damage, destruction or loss, whether or not covered by insurance, that has had or may reasonably be expected to have a Material Adverse Effect on the Company;

                  (e) waiver by the Company or any of its subsidiaries of a material right or of a material debt owed to any of them which has had or may reasonably be expected to have a Material Adverse Effect;

                  (f) direct or indirect loans or advances made by the Company or any of its subsidiaries to any stockholder, employee, consultant, officer, director or Affiliate of the Company or any of its subsidiaries, other than loans or advances made in the ordinary course of business or, in the aggregate, not exceeding $250,000;

                  (g) material change in any compensation arrangement or agreement with any employee, consultant, officer, director or shareholder has had or may reasonably be expected to have a Material Adverse Effect;

                  (h) declaration or payment of any dividend or other distribution of assets of the Company or any of its subsidiaries or any direct or indirect redemption, purchase, retirement or other acquisition of any shares of its capital stock has had or may reasonably be expected to have a Material Adverse Effect;

                  (i) debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its subsidiaries, except those for amounts not exceeding $250,000 in the aggregate or for current liabilities incurred in the ordinary course of business;

                  (j) sale, assignment or transfer of any of the assets or rights of the Company or any of its subsidiaries (other than the sale of their respective inventory in the ordinary course of business), including patents, trademarks, copyrights, trade secrets or other intangible assets or intellectual property, or any mortgage or pledge of or Lien imposed upon any of the assets or properties of the Company or any of its subsidiaries, except in the ordinary course of business except any such sales, assignments, transfers, mortgages, pledges or liens which, in the aggregates, have had, or may reasonably be expected to have, a Material Adverse Effect;

                  (k) change in or event of default under any material agreement to which the Company or any of its subsidiaries is a party or by which any of them is bound which modification or event of default has had or may reasonably be expected to have, a Material Adverse Effect;

                  (l) purchase or other acquisition of any operating business or a material amount of assets or the capital stock of any other Person; or

                  (m) other event or condition of any character that, either individually or cumulatively, has had or may reasonably be expected to have a Material Adverse Effect.

            3.11 Material Agreements of the Company. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any written or oral agreement, instrument or arrangement that is material to the Company except for those agreements included as exhibits to, or disclosed in the SEC Filings or any other documents filed with the Commission (the "Material Contracts"). The Company has furnished or made available to the Purchaser true and complete copies of all such agreements and all other agreements, instruments and other documents requested by the Purchaser or its authorized representative. Neither the Company nor any of its subsidiaries, and to the Company's best knowledge, any other party to a Material Contract, is in default of any Material Contract. Each Material Contract is in full force and effect. To the best of the Company's knowledge, IBM has not notified the Company of its intention to modify or amend in any material respect the Material Contracts between the Company and IBM.

            3.12 Litigation. Except as disclosed in the SEC Filings, there is no action pending and, to the best knowledge of the Company, there is no action threatened against the

Company or any of its subsidiaries or any of their respective directors, officers or employees or to which any of the properties or assets of the Company or any of its subsidiaries is subject or which challenges the validity of any Transaction Document, the issuance of the Purchased Preferred Stock or any action taken or to be taken pursuant hereto or thereto, which seeks to impose or confirm any limitation on the ability of the Purchaser effectively to acquire, hold or exercise full rights of ownership of the Purchased Preferred Stock or the shares of Common Stock issuable upon conversion thereof, which action, in the aggregate with all other such investigations, claims, actions and proceedings would have a Material Adverse Effect. Except as disclosed in the Form 10-Q or the Annual Report or any other SEC Filing, neither the Company nor any of its subsidiaries is a party or is subject to the provisions of any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental entity or regulatory authority. Except as disclosed in the SEC Filings or any press release of the Company, there is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending which has had, or if finally determined in a manner adverse to the Company could reasonably be expected to have, a Material Adverse Effect.

            3.13 Disclosure. The representations and warranties of the Company contained herein, when read together with the SEC Filings, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            3.14  Intellectual Property.

                  (a) Section 3.14(a) of the Disclosure Schedule contains a list of all material Intellectual Property Rights (as defined below) including all material licenses and sublicenses (whether as licensee, sublicensee, licensor or sublicensor) and other agreements as to which the Company or any of its subsidiaries is a party and pursuant to which any Person is authorized to use any such Intellectual Property Right, including the identity of all parties thereto. As used herein, the term "Intellectual Property Right" means any and all material trademarks, service marks, and trade names, patents, copyrights (whether or not registered and whether or not published), (including any registrations or applications for registration of any of the foregoing) or any other material Intellectual Property Right, in any country or jurisdiction in the world, in each case which is owned or licensed by and either used or held for use or otherwise related and material to the conduct of the business of the Company.

                  (b) Except as indicated in any of the SEC Filings, (i) the Company owns or has the legally enforceable right to use, sell, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, and license and sublicense without further payment to any other Person, all material Intellectual Property Rights, free and clear of all Liens;
(ii) the execution, delivery and performance of the Transaction Documents will not conflict with, result in a breach of, constitute an event of default under (or an event that, with notice or lapse of time or both, would constitute a conflict, breach or default under), or accelerate the performance required by, or create in any Person the right to accelerate, terminate, modify, or cancel (with notice or lapse of time or both), or require any notice under, any contract involving any Intellectual Property Rights, which default, conflict, breach or event has had, or may reasonably be expected to have, a Material Adverse Effect, and will not cause the forfeiture or termination of or give rise to a right of forfeiture or termination (with notice or lapse of time or both) of any Intellectual Property Rights or otherwise impair the rights of the Company to use, sell or license any Intellectual Property Rights which forfeiture, termination, right of forfeiture or termination or impairment has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (c) Except as indicated in any of the SEC Filings or set forth in Section 3.14(c) of the Disclosure Schedule, (i) all current and former employees, officers and consultants of the Company (including the Principal Stockholders) that, during the term of such Persons' respective employment or consultancy with the Company has contributed to or participated in the conception and development of products currently offered by the Company and the products which the Company proposes to offer have acted during such respective terms within the scope of their employment in so contributing or participating; and (ii) no current and former officers, employees or consultants of the Company has a right to claim an ownership interest in any Intellectual Property Rights as a result of having been involved in the development, creation or licensing of any Intellectual Property Rights while employed or serving as consultants to the Company which claim has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) Except as indicated in the SEC Filings, (i) the Company has not been sued or charged with or otherwise been notified of, or been a party in any claim, suit, action or proceeding relating to its business that has not been the subject of a final disposition prior to the date hereof and that involves a claim of interference, infringement, misappropriation or opposition by the Company of any trademark, patent, trade secret, copyright, know-how or other proprietary information or intellectual property right of any other Person which claim, if subject of a final disposition adverse to the Company, could reasonably be expected to have a Material Adverse Effect, and the Company has no knowledge of any reasonable basis for any such claims, (ii) the Company has no knowledge of any interference, infringement, misappropriation or opposition by any other Person of any Intellectual Property Rights which interference, infringement, misappropriation or opposition could reasonably be expected to have a Material Adverse Effect; (iii) no Intellectual Property Right is subject to any outstanding order, judgment, injunction, decree, stipulation or agreement prohibiting or restricting the use thereof by the Company or prohibiting or restricting the assignment, licensing or transfer thereof by the Company to any Person which has had or could reasonably be expected to have a Material Adverse Effect; (iv) no Intellectual Property Rights are currently the subject of any re-examination, opposition, cancellation or invalidation proceeding before any governmental authority which re-examination, opposition, cancellation or invalidation proceeding could reasonably be expected to have a Material Adverse Effect, and all Intellectual Property Rights registered or, to the best knowledge of the Company, filed with a governmental authority are currently in compliance with all material formal legal requirements and, to the best knowledge of the Company, are valid and enforceable; and (v) the Company has not entered into any agreement to indemnify any other Person against any charge of infringement or misappropriation of any Intellectual Property Right or other proprietary information or intellectual property right of any other Person.

                  (e) With respect to software licensed to the Company from third parties, such as operating systems and databases required by the Company to deliver services to its customers, to the best of the Company's knowledge, all such licenses are in good standing and the Company is authorized to deliver such services to its customers, except to the extent that the failure of any license or licenses to be in good standing or the absence of such authorization would not have, or could not reasonably be expected to have, a Material Adverse Effect.

                  (f) To the best of the Company's knowledge, none of the operations of the Company involves the unlicensed or unauthorized use of confidential or proprietary information. The Company has taken all reasonable measures to protect the trade secrets and the confidential and proprietary information of third Persons used in or related to the Company's operations. To the best of the Company's knowledge, to the extent that information of a confidential nature has been used in the operations of the Company in the five year period prior to the date hereof, such information (except insofar as it has fallen into the public domain through no fault of the Company or is not material) has been kept strictly confidential and has not been disclosed otherwise than subject to an obligation of confidentiality being imposed on the Person to whom such information was disclosed.

            3.15 No Governmental Consent or Approval Required. Assuming the truth and accuracy of the representations made by the Purchaser in Section 4 hereof, no authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required by or from the Company for the valid and lawful authorization, execution and delivery by the Company of the Transaction Documents and consummation of the transactions contemplated hereby or thereby, or for the valid and lawful authorization, issuance, sale and delivery of the Purchased Preferred Stock or for the valid and lawful authorization, reservation, issuance, sale and delivery of the Purchased Preferred Stock, other than (i) the filing of the Certificate of Designation, as amended and restated by the Amendment, with the Secretary of State of the State of Delaware and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Purchased Preferred Stock under applicable state and Federal securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

            3.16 Nasdaq Listing Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Small Cap Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Small Cap Market. Section 3.16 of the Disclosure Schedules sets forth a narrative description (in chronological order) of the events and communications involving the Company and NASDAQ (whether oral or in writing) in relation to the Company's status of being subject to or in risk of being delisted from the Nasdaq SmallCap Market. Anything contained herein or elsewhere in this Agreement to the contrary notwithstanding, the Purchaser acknowledges that the Company was not in compliance with the requirements of the Nasdaq SmallCap Market as to shareholders' equity as at March 31, 2003.

            3.17 Reporting Status. Except as otherwise set forth in Section 3.17 of the Disclosure Schedule, the Company has filed in a timely manner all forms, reports and other documents that the Company was required to file under the Exchange Act and the Securities Act during the 12 months preceding the date of this Agreement and such documents complied as to form in all material respects with the Commission's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

            3.18 Compliance with Nasdaq Requirements. The Company has complied with all requirements of The Nasdaq Stock Market, Inc. with respect to the issuance of the Purchased Preferred Stock and the shares of Common Stock issuable upon conversion thereof and agrees to file a listing application with NASDAQ covering such common stock in compliance with applicable NASD rules.

            3.19 Eligibility to File Form S-3. The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

            3.20 Subsidiaries. Except as set forth in the SEC Filings, (i) the Company does not have, and is not committed to purchase or acquire, any equity interest or equivalent interest (direct or indirect) in any Person other than the subsidiaries of the Company listed therein, (ii) all outstanding shares of capital stock of each subsidiary are owned of record and beneficially solely by the Company and have been duly authorized and validly issued and are fully paid and non-assessable and (iii) the Company owns all of the issued and outstanding capital stock of each of its subsidiaries free and clear of any and all Liens.

            3.21 Brokerage. No placement agent, banker, broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby, and no placement agent, banker, broker or finder is entitled to any commission, brokerage or finder's fee in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

            3.22 Employees. Neither the Company nor any of its subsidiaries has a collective bargaining agreement with any of its employees. There is no labor union organizing activity pending or, to the Company's best knowledge, threatened with respect to the Company or any of its subsidiaries. Except as disclosed in any of the SEC Filings, to the Company's best knowledge, no employee of the Company or any of its subsidiaries, nor any consultant with whom the Company or any of its subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any such subsidiary because of the nature of the business to be conducted by the Company or any such subsidiary; and, to the Company's best knowledge, the continued employment by the Company and each subsidiary of its current officers and significant employees, will not result in any such violation. Except as disclosed in any of the SEC Filings: the Company and each of its subsidiaries have not received any written notice alleging that any such violation has occurred; and no employee of or consultant to the Company or any of its subsidiaries has been granted the right to continued employment by the Company or such subsidiary or to any material compensation following termination of employment with or by the Company or such subsidiary.

            3.23 Taxes. "Taxes" shall mean all taxes, charges, fees, Liens, duties or other assessments, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government or any agency or political subdivision of any such government (a "Tax Authority"), which shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes and other obligations of the same or of a similar nature. All tax returns or reports required to be filed by or on behalf of the Company or any of its subsidiaries have been timely filed or requests for extensions have been timely filed or any amounts due and unpaid have been accrued on the Financial Statements and, to the best knowledge of the Company, any such extension has been granted and has not expired, and all such filed returns are complete and accurate in all material respects. All Taxes due from the Company or any of its subsidiaries through the date hereof have been paid in full or an adequate provision has been made for any such Taxes on the Financial Statements (in accordance with generally accepted accounting principles). Except as otherwise disclosed in any of the SEC Filings and other than the audit of sales, use and income taxes being performed (or to be performed) by the New York Department of Taxation: there is no audit, examination, deficiency, or refund litigation pending or threatened, with respect to any Taxes of the Company or any of its subsidiaries; all Taxes due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such Taxes on the Financial Statements (in accordance with generally accepted accounting principles); the Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect, except as set forth in Section 3.23 of the Disclosure Schedule; and no rulings have been issued by or agreements entered into with any Tax Authority with respect to the Company or any of its subsidiaries.

            3.24  ERISA and Employee Benefit Plans.

                  (a) Except as disclosed in any of the SEC Filings, neither of the Company nor any of its subsidiaries maintains, sponsors, is required to make contributions to or otherwise has any liability, direct, indirect, contingent or otherwise, with respect to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy, arrangement or understanding, whether written or oral, whether or not such plan is intended to be qualified under Section 401(a) of the Code, including any employee benefit plan within the meaning of Section 3(3) of ERISA, which plan covers any employee or former employee of the Company or any of its subsidiaries (collectively, the "Plans").

                  (b) The Company has delivered to the Purchaser, or the same are available as exhibits to or are disclosed into reports, registration statements, proxy statements or other filings made by the Company with the Commission, true, correct and complete copies of each of the following:

                        (i) any employment agreements and any procedure and policy manuals relating to the employment of employees of the Company and each of its subsidiaries and the use of temporary employees and independent contractors by the Company and each of its subsidiaries;

                        (ii) each Plan and all related trust agreements, insurance and other material contracts, and summary plan descriptions and summaries of material modifications relating to each Plan and any related material communications distributed to participants under the Plans; and

                        (iii) the latest reports which have been filed (or are in fully completed form for filing) with the Internal Revenue Service and the Department of Labor with respect to each Plan.

                  (c) With respect to each Plan, to the best knowledge of the Company, no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject the Company or any of its subsidiaries to a Tax in a material amount for prohibited transactions imposed by ERISA or Section 4975 of the Code.

                  (d) To the best knowledge of the Company, no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Plan has breached any of the material responsibilities or obligations imposed upon fiduciaries under Title I of ERISA. Each Plan is and has been operated in compliance in all material respects with its terms and all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to such Plan, including where applicable, the group health plan continuation coverage requirements set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and by its terms can be terminated at any time.

                  (e) As of the date hereof, the Company and each of its subsidiaries shall have made all required contributions under each Plan for all applicable periods or adequate accruals therefor will have been provided for by the Company or such subsidiary.

                  (f) Except as set forth in any of the SEC Filings, no Person will be entitled to any severance benefits under the terms of any Plan solely by reason of the transactions contemplated by this Agreement or the Stockholders Agreement.

Except as otherwise disclosed in any of the SEC Filings, there are no actions, claims, suits or arbitrations pending or, to the best knowledge of the Company, threatened with respect to any Plan, which actions, claims, suits or arbitrations has or could reasonably be expected to have, alone, or in the aggregate, a Material Adverse Effect.

                  (g) Neither the Company nor any of its subsidiaries has incurred any outstanding liability in any material amount to the Pension Benefit Guaranty Corporation. Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code (and the exempt trust thereunder), has been determined by the Internal Revenue Service to satisfy the qualification requirements of Sections 401(a) and 501(a) of the Code and every Plan (and related trust) which is intended to comply with the terms and requirements of applicable statutes does so comply in all material respects.

                  (h) Neither the Company nor any of its subsidiaries, other than Softworks, Inc., has adopted, during the last six (6) years, any Plan or any employee benefit plan subject to Title IV of ERISA, giving rise to any liabilities to which the Company or any of its subsidiaries is now or may hereafter be subject, which liabilities have, or could reasonably be expected to have, a Material Adverse Effect.

                  (i) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee.

            3.25 Transactions with Related Persons. Except as otherwise disclosed herein, in the Disclosure Schedule or any of the SEC Filings:

                  (a) Neither the Company nor any of its subsidiaries has entered into any agreement with, and no debts, obligations or liabilities of the Company or any of its subsidiaries is owed to, any of their respective officers, directors, stockholders, employees, consultants or Affiliates or any Affiliate thereof other than:

                        (i) for payment of salary, consulting or director's fees for services rendered;

                        (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any such subsidiary; and

                        (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the board of directors either of the Company or any of its subsidiaries);

                  (b) None of the officers, directors or stockholders of the Company or any of its subsidiaries, or any members of their immediate families or any of their Affiliates, is indebted to, or has any cause of action or legal claim against, the Company or any of its subsidiaries or, to the best knowledge of the Company, has any direct or indirect ownership interest in any Person with which the Company or any of its subsidiaries is affiliated or with which the Company or any of its subsidiaries has a business relationship, or any Person which competes with the Company or any of its subsidiaries, except that officers, directors and/or stockholders of the Company or any of its subsidiaries may own less than two percent (2%) of the issued and outstanding capital stock in publicly traded companies which may compete with the Company or any of its subsidiaries;

                  (c) No officer, director or stockholder of the Company or any of its subsidiaries, or any member of their immediate families or any of their Affiliates, is, directly or indirectly, interested in any material contract with the Company or any of its subsidiaries; and

                  (d) Neither the Company nor any of its subsidiaries is a guarantor, indemnitor or contributor of any indebtedness or liability of any other Person involving any guaranty, indemnification or contribution required to be disclosed in any such SEC Filings.

                  (e) Notwithstanding anything contained herein to the contrary, the Company has not, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit in the form of a personal loan to or for any officer or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

            3.26. Title to Properties and Assets; Liens, etc.

                  (a) Except as otherwise disclosed in the SEC Filings, the Company and each of its subsidiaries has good and marketable title to its material properties and assets, and good title to its material leasehold estates, in each case subject to no material Liens, other than (i) those identified on the Balance Sheet, (ii) those resulting from taxes which have not yet become delinquent, (iii) minor Liens which do not materially detract from the value of the property or materially impair the operations of the Company or such subsidiary and (iv) those that have otherwise arisen in the ordinary course of business.

                  (b) All material facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and each of its subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

                  (c) The SEC Filings sets forth true, complete and correct descriptions of each leasehold interest of the Company and each of its subsidiaries in real property that is material to the business and operations of the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries enjoys peaceful and undisturbed possession of all such real property.

                  (d) Neither the Company nor any of its subsidiaries has ever owned, nor does the Company nor any of its subsidiaries or currently own any real property.

                  (e) Except as set forth in the SEC Filings, the Company has never manufactured or produced, and does not presently manufacture or produce, any of its products or goods and such products and goods have been and are presently manufactured and produced by independent third Persons.

            3.27 Permits. The Company and each of its subsidiaries has all franchises, permits, licenses, consents and approvals and any similar authorization required for their operations, the absence of which could not be reasonably expected to have alone, or in the aggregate, a Material Adverse Effect, and all authorizations they have are in full force and effect.

            3.28. Environmental Matters.

                  (a) As used herein, "Subject Premises" means the real property now owned, operated, used or leased or previously owned, operated, used or leased (but only through the date of termination of such ownership, operation, use or lease) by, to or for the Company or any of its subsidiaries.

                  (b) To the best knowledge of the Company, none of the Subject Premises has any condition or conditions which would require notification or remediation by the Company or any of its subsidiaries under any Environmental Law (collectively, "Environmental Defects").

                  (c) Neither the Company nor any of its subsidiaries, nor, to the Company's best knowledge, any other Person has at any time during its possession of the Subject Premises disposed of any wastes, Hazardous Waste or otherwise, other than in accordance with applicable Environmental Laws and Environmental Permits.

                  (d) Neither the Company nor any of its subsidiaries has received any written communication from the Federal Environmental Protection Agency or any other local, state or Federal regulatory agencies or any other Person relating to the existence of Environmental Defects at the Subject Premises.

                  (e) Except as disclosed in any of the SEC Filings, to the best knowledge of the Company, there do not exist any judgments, orders, directives, decrees or awards of any court, arbitrator or administrative or governmental agency or entity or any other Person concerning the Company or any of its subsidiaries or any of their agents' or contractors' compliance with any Environmental Law or Environmental Permit (in the case of agents and contractors, relating to the Company, any of its subsidiaries or the Subject Premises).

                  (f) Except as disclosed in any of the SEC Filings, no claims have been asserted or, to the best knowledge of the Company, are threatened against the Company or any of its subsidiaries relating to any Environmental Defect or condition which with the passage of time could become an Environmental Defect.

                  (g) Except as disclosed in any of the SEC Filings, to the best knowledge of the Company, there do not exist any consent decrees, administrative orders, settlement agreements or other settlement documents entered into with any administrative or governmental agency or entity or any other Person concerning compliance with any Environmental Law or Environmental Permit applicable to the Company or any subsidiary or any of the Subject Premises.

                  (h) Except as disclosed in any of the SEC Filings, the Subject Premises and all operations conducted thereon by the Company or any of its subsidiaries are and have at all times been in compliance in all material respects with all Environmental Laws and Environmental Permits.

                  (i) The Company and each of its subsidiaries have obtained and currently maintain in full force and effect all material environmental permits, approvals, authorizations, licenses, variances, registrations and permissions (collectively, "Environmental Permits") required for the conduct of their respective businesses and operations.

                  (j) To the best knowledge of the Company, there are no Hazardous Substances or Hazardous Waste on, under or about the Subject Premises other than those customarily used in or incident to the business of the Company or any of its subsidiaries, which in any event are used or maintained by the Company or its subsidiaries in all material respects in accordance with all applicable Environmental Laws and Environmental Permits.

            3.29 Customers and Suppliers. Except as disclosed on in the SEC Filings, no customer or supplier of the Company or any of its subsidiaries has taken, and the Company has not received any written notice, and the Company does not have any knowledge that any customer or supplier of the Company contemplates taking, any steps that could disrupt the business relationship of the Company with such customer or supplier or could result in a diminution in the value of the Company in a manner that, in either event, would be reasonably likely to have a Material Adverse Effect. The Company has no knowledge of any activities by ex-employees that have disrupted the business relationship of the Company with its customers or suppliers in any material respect.

            3.30 Rights Agreement; Interested Stockholder. All necessary and proper action has been taken by the Company and its Board of Directors such that the execution, delivery and performance of the Transaction Documents, the purchase, sale and issuance of the Purchased Preferred Stock and, the issuance of the Common Stock upon conversion of the Purchased Preferred Stock, will not
(a) give rise to the exercise of the rights issued under the Rights Agreement, dated as of August 28, 2001, between the Company and Manhattan Transfer Registrar Company, or (b) cause the Purchaser to become an "interested stockholder" under Section 203 of the Delaware General Corporation Law.

            3.31 Directors and Officers Insurance. The Company has furnished to the Purchaser a true, correct and complete copy of the Company's directors and officers insurance policy. There is no claim by the Company or any of its directors or officers pending under such policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy. All premiums due and payable under such policy have been paid and the Company have in all material respects complied fully with the terms and conditions of such policy. Such policy is in full force and effect. Such policy is in the coverage amount of $7 million. The Company knows, to its best knowledge, of no threatened termination of such policy.

      4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date of this Agreement as follows:

            4.1 Status. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which the Purchaser is a party.

            4.2 Authority. The Purchaser has the power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action on the part of the Purchaser, and the Transaction Documents to which the Purchaser is a party constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

            4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby by the Purchaser do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under any organizational instrument of the Purchaser or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Purchaser is a party or by which the Purchaser is or may be bound.

            4.4    Purchaser Representations and Acknowledgments.

                  (a) The Purchaser is acquiring the Purchased Preferred Stock for the Purchaser's own account for investment only and not as nominee or agent and not with a view to, or for sale in connection with, a distribution of the Purchased Preferred Stock or the shares of Common Stock issuable upon conversion thereof or as dividends thereon and with no present intention of selling, transferring, granting a participation in or otherwise distributing, the Purchased Preferred Stock or the shares of Common Stock issuable upon conversion thereof, all within the meaning of the Securities Act and any applicable state, securities or blue-sky laws.

                  (b) Except as set forth in a Letter of Intent dated May 14, 2003 sent from Purchaser to Company, the Purchaser is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge the Preferred Stock or any part thereof to any Person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement.

                  (c) The Purchaser acknowledges that:

                      (i) The Company has advised the Purchaser that neither the Preferred Stock nor the shares of Common Stock issuable upon conversion thereof have been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration in accordance with Section 4(2) of the Securities Act;

                      (ii) The Company's reliance on the availability of an exemption under the Securities Act for the issuance of the Preferred Stock and the shares of Common Stock issuable upon conversion thereof without registration is, in part, based upon the accuracy and truthfulness of the Purchaser's representations contained herein;

                      (iii) The Purchased Preferred Stock and the shares of Common Stock issuable upon conversion thereof cannot be resold without registration or an exemption from registration under the Securities Act and any applicable state securities laws, and that certificates representing the Purchased Preferred Stock and the shares of Common Stock issuable upon conversion thereof will bear a restrictive legend to such effect in substantially the following form and any legend required by applicable state laws:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

                      (iv) The Purchaser has evaluated the merits and risks of purchasing the Purchased Preferred Stock, and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and hazards of purchasing the Purchased Preferred Stock, and is able to bear the economic risk of purchasing the Preferred Stock, including the possibility of a complete loss with respect thereto;

                      (v) The Purchaser has had access to such information regarding the business and finances of the Company, and has been provided the opportunity to discuss with the Company's management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company;

                      (vi) The representations and warranties of the Purchaser set forth herein are true, correct and complete as of the date of this Agreement, and will be true, complete and correct on the date of closing of the purchase and sale of the Purchased Preferred Stock pursuant to the terms hereof, provided, however, if there should be any material change in the information underlying such representations and warranties at any time prior to such closing the Purchaser shall immediately furnish such revised or corrected information to the Company; and

                      (vii) The Purchaser, by initialing the paragraphs in (a) through (g) below applicable to the Purchaser, hereby represents and warrants that the Purchaser is an Accredited Investor, because the Purchaser comes within one or more of the enumerated categories set forth in (a) through (g) below. Check the box provided in the beginning of each applicable paragraph, thereby representing and warranting as to the applicability to the Purchaser of the checked paragraph or paragraphs:

     [ ] A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under
          Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     [ ] A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     [X] An organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     [ ]  A director or executive officer of the Company.

     [ ] A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.

     [ ] A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     [ ] A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

     [ ] An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Purchaser must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

          (d) As long as the Purchaser or its affiliates owns any shares of Series A Preferred Stock or Common Stock, neither the Purchaser nor its affiliates shall, directly or indirectly, engage in any form of "short" sales of any shares of Common Stock, whether "covered" or "uncovered" short sales, or engage in any transaction, the purpose of which is to effectuate a short sale of or a sale with a declared delivery (more than three days from the actual sale) of any of the shares sold.

          (e) The Purchaser is on the date hereof, and will be, on the date of Closing, the sole owner of the Preferred Stock, and as such sole owner, the Purchaser has consented to the adoption and filing of the Certificate of Amendment to the Certificate of Designation with the Secretary of State of Delaware.

      5. Certain Covenants.

            5.1 Board Designee (Anything contained herein to the contrary notwithstanding the provision of this Section 5 shall not be deemed to be in addition to the rights relative to a Board Designee granted to the Purchaser in
Section 5 of the September 2002 Agreement but by way of clarification thereof so as to take into account the appointment of Peter B. Yunich as a Director pursuant to the September 2002 Agreement.)

                (a) The Company hereby covenants and agrees that all times during which the Purchaser owns not less than the Threshold Percentage, provided that the Company then has a classified Board of Directors, the Purchaser shall have the right to designate one director to the Company's Board of Directors (the "Purchaser Designee"), which right shall not be assigned without the prior written consent of the Company. The Company and the Purchaser acknowledge that Peter B. Yunich is currently serving as a Class II director on the Board of Directors until the annual meeting of stockholders in 2004 and until his successor is duly elected and qualified or his earlier resignation or removal. The Company further agrees that it shall nominate Mr. Yunich, or such other Person designated by the Purchaser and acceptable to the Board of Directors in the good faith exercise of its reasonable business judgment, to the slate of the Company's nominees for election as Class II directors of the Company at the Company's annual meeting of stockholders in 2004 and that in the event Mr. Yunich shall resign or be removed from the Board of Directors prior thereto, that the Company will fill the vacancy in Class II members of its Board with another Person designated by the Purchaser and acceptable to the Board of Directors in the good faith exercise of its reasonable business judgment. Notwithstanding anything contained in this
Section 5.1 to the contrary, at any time during which the Company does not maintain a classified board of directors, so long as the Purchaser owns the Threshold Percentage, the Company shall comply with the provisions of this
Section 5.1 to appoint the Purchaser Designee to the Board of Directors as then composed.

                (b) The Company agrees to use its best efforts to cause the Purchaser Designee to be nominated to the Board of Directors of the Company for election to such Board (and any committees of the Board, to the extent deemed appropriate by the non-Purchaser Designee members of the Board) by the Company's stockholders at the time and in the manner provided for such nomination and election in the Company's Bylaws and Certificate of Incorporation. For as long as the Purchaser owns not less than the Threshold Percentage, the Purchaser Designee may not be removed or replaced without the Purchaser's prior written consent, except for any removal of such individual for Cause (but subject to the rights of the Purchaser to fill such vacancy and of the Board of Directors to accept the Purchaser Designee as provided herein).

                (c) The Company shall also use its best efforts to cause its Board of Directors to take all necessary and appropriate action to effect the election of the Purchaser Designee pursuant to the terms of this Section 5.1.

                (d) The Company agrees that the Purchaser Designee shall be entitled to and shall receive the same compensation as other members of the Board of Directors receive for serving on the Board of Directors.

                (e) Anything contained in this Section 5.1 to the contrary notwithstanding, neither the Company nor its Board of Directors shall have any obligation under this Section to do any act or thing which violates any provision of Delaware law, the Exchange Act, the proxy rules or any other rules or regulations promulgated under the Exchange Act or any other applicable Federal or state securities laws, rules or regulations.

            5.2   Incurrence of Indebtedness; Right of First Refusal.

                (a) If, at any time when the Purchaser owns the Threshold Percentage and at least 25% of the Preferred Stock outstanding immediately following the Closing, the

Company desires to incur any indebtedness (other than Senior Indebtedness), the Company shall deliver a written notice to the Purchaser of the Company's good faith desire to incur such indebtedness, specifying the amount of indebtedness the Company desires to incur and a detailed explanation for the reason it desires to incur such indebtedness (the "Offer Notice"). The Offer Notice shall set forth the principal amount of the desired indebtedness, the term, the facilities for payment, schedule of payments, interest rate, and any other material terms and conditions of the desired indebtedness.

                (b) As promptly as practicable but in no event later than 15 calendar days after receipt of an Offer Notice (the "Offer Period"), the Purchaser shall have the right, but not the obligation, to elect to provide the Company with all the financing so desired by the Company in accordance with such Offer Notice. If the Purchaser elects to provide such financing to the Company, the Purchaser shall give written notice to the Company, prior to the expiration of the Offer Period, of the Purchaser's election to provide such financing to the Company (a "Funding Notice").

                (c) Any financing to be provided by the Purchaser pursuant to this Section 5.2 shall close within fifteen (15) calendar days after the date of the applicable Funding Notice. The Company and the Purchaser shall enter into an agreement to effect such transaction on the terms and conditions set forth in the Offer Notice and with such representations, warranties, covenants, conditions and indemnities as are customary under the circumstances and otherwise commercially reasonable.

                (d) In the event the Purchaser declines (by written notice declining the offer pursuant to the Offer Notice) or shall fail to provide a Funding Notice prior to the expiration of the Offer Period (the "Date of Rejection"), then the Company shall have the right to engage in a transaction pursuant to the terms set forth in the Offer Notice at any time within 45 days after the Date of Rejection (the "Sale Period") upon terms and conditions no more favorable to such party than those specified in the Offer Notice.

                (e) For the purposes of this Section 5.2, "terms and conditions no more favorable" shall mean that the price, facilities for payment, schedule of payments, interest rates, indemnification provisions and any other material terms and conditions of the agreement pursuant to which such financing is obtained by the Company shall not, in the aggregate, be economically more favorable to such Person than the terms and conditions offered to the Purchaser.

                (f) If such financing is not obtained by the Company within the Sale Period, any proposed incurrence of indebtedness (other than Senior Indebtedness) shall again be subject to the notice requirements and rights of first refusal set forth in this Section 5.2.

                (g) For purposes of this Section 5.2 only, the term "the Company" shall be deemed to include the Company and any of its subsidiaries.

            5.3   Issuances of Company Securities.

                  (a) As long as the Purchaser owns not less than the Threshold Percentage and at least 25% of the Preferred Stock outstanding immediately following the Closing, the Company only shall have the right to issue shares of Common Stock or preferred stock ranking junior to the Preferred Stock with respect to liquidation preferences (the "Junior Securities") as long as such issuance does not result in a limitation on the use of the Company's net operating loss carryforwards under Section 382 of the Code. Notwithstanding the foregoing, the issuance of Junior Securities will be permissible even if it results in a limitation on the use of the Company's net operating loss carryforwards; provided that at least two (2) of the Company's directors do not vote in opposition to such issuance.

                  (b) Notwithstanding anything contained herein to the contrary, the Company agrees that for as long as the Purchaser owns not less than the Threshold Percentage and at least 25% of the Preferred Stock outstanding immediately following the Closing, without the prior written consent of the Purchaser the Company will not:

                      (i) create or authorize the creation or increase the authorized amount of or alter the rights of any additional or existing class or series of shares of stock, unless the same ranks junior to the Preferred Stock as liquidation preferences;

                      (ii) create or authorize any obligation or security convertible or exercisable into or exchangeable for shares of Preferred Stock, regardless of whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation, or by merger, consolidation or otherwise; or

                  (c) alter or amend the rights, preferences or privileges of the Preferred Stock (whether by merger, consolidation, or otherwise).

                  (d) Notwithstanding anything contained in this Agreement to the contrary, there shall be no limitation whatsoever at any time on the right of the Company to issue Junior Securities.

            5.4   Delisting.

      In the event that the Company's Common Stock, for any reason, is not listed on the Nasdaq SmallCap Market, the Over-the-Counter Bulletin Board or a similar national exchange, (absent any time frame applicable to any transition from one exchange to another) and the Company is no longer subject to the reporting requirements of the Exchange Act, the Company hereby covenants and agrees with the Purchaser that, so long as the Purchaser or any of its Affiliates owns the Threshold Percentage, except as otherwise required in this Agreement, the Company shall:

      (a) Financial and Other Information Rights.

                  (i) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days after each fiscal year beginning with the year ending December 31, 2003, the Company shall furnish to the Purchaser an audited consolidated (and consolidating) balance sheet of the Company and each of its subsidiaries, as of the end of such fiscal year and an audited consolidated (and consolidating) statements of operations, accumulated earnings and cash flows of the Company and each of its subsidiaries, for such fiscal year, prepared in accordance with generally accepted accounting principles, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by a nationally recognized independent public accounting firm selected by the Company and satisfactory to the Purchaser.

                  (ii) As soon as practicable after the end of each fiscal quarter, and in any event within forty-five (45) days after each fiscal quarter beginning with the quarter ending after the Company is subject to such delisting, the Company shall furnish to the Purchaser an unaudited consolidated (and consolidating) balance sheet of the Company and each of its subsidiaries, as of the end of such fiscal quarter and unaudited consolidated (and consolidating) statements of operations, accumulated earnings and cash flows of the Company and each of its subsidiaries, for such fiscal quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal quarter, subject to charges resulting from year-end adjustment, and accompanied by a brief narrative description of the Company's business activities during said fiscal quarter setting forth events which could reasonably be expected to have a Material Adverse Effect, all in reasonable detail, and certified by the chief financial officer and/or chief executive officer of the Company.

            (iii) As soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, the Company shall furnish to the Purchaser a consolidated balance sheet of the Company and each of its subsidiaries, as of the end of such month, and consolidated statements of operations, accumulated earnings and cash flow of the Company each of its subsidiaries, for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with such statements certified by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles.

            (iv) No later than the end of each fiscal year, the Company shall furnish to the Purchaser a business plan and budget for the Company and each of its subsidiaries, for the next fiscal year. Such business plan and budget shall contain information, data and other materials typically included in a business plan and budget of a company similar in size and nature to the Company, including budget data (including without limitation revenues, expenses and cash position) for each month of such fiscal year, and which budget and business plan shall be approved by a majority of the Board of Directors.

            (v) From the date the Company becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to this Agreement, but within the time periods required for the furnishing thereof, the Company shall furnish to the Purchaser copies of its reports filed on Form 10-K, Form 10-Q, Form 8-K or any successor form or forms.

            (vi) Each set of financial statements delivered to the Purchasers pursuant to this Section 5.4 will be accompanied by a certificate of the Chairman, President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:


                  (1) Covenant Compliance - any information required in order to establish whether the Company and any of its subsidiaries were in compliance with the requirements of this Section 5.4 during the period covered by the income statement then being furnished; and

                        Event of Default - that the signers have reviewed the relevant terms of this Agreement and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and any of its subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a breach or default under the other Transaction Documents or any of the other agreements contemplated hereby or thereby or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or purposes to take with respect thereto.

            (vii) The Company shall permit at least one representative of the Purchaser to:

                    (1) visit and inspect any of the properties of the Company or any of its subsidiaries and to discuss its and their affairs, finances and accounts with the officers of the Company and its subsidiaries, all at such reasonable times during regular business hours and as often as may be reasonably requested; and

                    (2) discuss the affairs, finances and accounts of the Company with its officers and consult with and advise the officers of the Company as to the management of the Company at all reasonable times and as often as reasonably requested;

provided that such Purchaser shall maintain and shall take appropriate steps to ensure that any Purchaser representative maintains the confidentiality of any proprietary information of the Company thereby obtained and, provided further, that such Purchaser shall cause all its inspections to be conducted in a manner that is not materially disruptive to the employees or operations of the Company.

            (viii) Except as otherwise indicated, the Company shall provide notice to such Purchaser of a Reportable Event (as hereinafter defined) within ten (10) days (twenty (20) days in the case of clause (iii) of this Section 5.4(a) following the occurrence of said event. The following events shall be "Reportable Events":

                    (1) receipt by the Company of a bona fide offer to buy a controlling interest in the capital stock of the Company;

                    (2) the receipt by the Company of a notice that the Company is in default under any loan agreement to which the Company is a party;

                    (3) the existence of any known default by the Company under its Certificate of Incorporation (as the same may be amended from time to time), including, without limitation, any certificate of designations or this Agreement;

                    (4) as soon as available, information and data on any material adverse changes in or any event or condition which has or could be reasonably expected to have a Material Adverse Effect;

                    (5) immediately upon becoming aware of any condition or event which constitutes a breach of any Transaction Document or any agreement contemplated hereby or thereby, written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                    (6) as soon as reasonably possible and in any event within five (5) days of becoming aware of any condition or event which reasonably could be considered to materially affect the operating results or valuation of the Company, written notice describing such condition or event;

                    (7) as soon as reasonably possible and in any event within five (5) days of becoming aware that any employee of the Company (other than a secretarial or clerical employee or employees earning less than $100,000 per year) has been or will be terminated or has left or will leave his or her employment, written notice thereof;

                    (8) as soon as reasonably possible and in any event within five (5) days of becoming aware of any contact with or proposal from any investment banker or any other Person expressing an interest in acquiring all, or a part of, the Company, written notice thereof describing such contact or proposal;

                    (9) as soon as reasonably possible and in any event within thirty (30) days of becoming aware of any significant development with respect to the Company's market, competition, price levels or technologies, written notice describing such development;

                    (10) immediately upon becoming aware of any pending or
                         threatened litigation involving the Company, written notice thereof together with a description of the Company's proposed response thereto; and

                    (11) with reasonable promptness, such other information and data with respect to the Company and any Subsidiaries as any such party may from time to time reasonably request.

      (b) Additional Covenants. In addition, the Company shall, and shall cause each of its subsidiaries, as applicable, to:

          (i) Taxes. Promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful Taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such Tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company shall pay all such Taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

          (ii) Indebtedness. Promptly pay, or cause to be paid, when due, in conformance with the Company's past practices, all material indebtedness incident to the operations of the Company and its subsidiaries.

          (iii) Maintenance of Property. Keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

          (iv) Leases. Comply, and cause its subsidiaries to comply, in all material respects, at all times with the provisions of all leases to which any of the Company and its subsidiaries is a party or under which any of them occupies real property.

          (v) Insurance. Keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended revenge and explosion in amounts customary for companies in similar businesses similarly situated; and maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. All such policies of insurance shall be occurrence policies with "tail coverage" so-called respecting all prior "claims made" policies, all in a form satisfactory to the Purchaser. The Company shall give immediate written notice to the Purchaser and to insurers of loss or damage to the property and shall promptly file proof of loss with insurers.

          (vi) Books and Records. Keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles.

          (vii) Compliance with Requirements of Governmental Authorities. Duly observe and conform to, and cause its subsidiaries to so observe and conform to, in all material respects, all applicable statutes, ordinances, rules, regulations, orders and all valid requirements of governmental authorities relating to the conduct of its businesses or to its property or assets. Without limiting the generality of the foregoing, the Company will:

                   (1) comply with all minimum funding requirements applicable to any pension plans, employee benefit plans or employee contribution plans which are subject to ERISA or to the Code, and comply in all other respects with the provisions of

                        ERISA and the provisions of the Code applicable to such plans; and

                   (2) comply with all applicable laws of the United States and of each applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and executive orders relating thereto and the applicable terms, relating to equal employment opportunity, of any contract, agreement or grant the company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit; and keep all records required to be kept, and file all reports, affirmative action plans and forms required to be filed, pursuant to any such applicable law or the terms of any such government contract; and

                   (3) so conduct its business that neither the Company nor any Subsidiary nor any property owned or occupied by the Company or any Subsidiary is in violation of any Environmental Law of any sort or in violation of any federal or state "OSHA" law so-called.

            (viii) Organizational Documents. Duly observe and comply with the Certificate of Incorporation, as the same may be amended from time to time, and Bylaws of the Company as then in effect.

            (ix) Transfer or Replacement of Stock. Use its best efforts to facilitate the transfer or surrender of stock in the Company, and to replace certificates of stock if lost or damaged.

            (x) Maintenance of Corporate Existence.

                   (1) Maintain in full force and effect its corporate existence, rights and franchises and use its commercially reasonable efforts to maintain in full force and effect all licenses and other rights to use Intellectual Property Rights owned or possessed by it or any Subsidiary and necessary to the conduct of its business.

                   (2) Not transfer, assign or license any of its Intellectual Property Rights now owned or hereafter acquired by it without approval of the Company's Board of Directors without two (2) or more dissenting votes.

            (xi) Proprietary Information.

                   (1) Cause each person now or hereafter employed by it who has access to proprietary information concerning the Company or any of its subsidiaries to enter into a customary business protection and or confidentiality and non-disclosure agreement.

                   (2) Will use its commercially reasonable best efforts and judgment to cause all technological developments, inventions, discoveries or improvements made by employees of the Company and any subsidiaries to be fully documented in accordance with the best prevailing professional standards, and where possible and appropriate, cause all employees to file and prosecute United States and foreign patent applications relating to and protecting such developments.

             (xii) Securities Law Filings. Make any filings necessary to perfect in a timely fashion exemptions from (i) the registration and prospectus delivery requirements of the Securities Act, and (ii) the registration or qualification requirements of all applicable securities or blue sky laws of any state or other jurisdiction, for the issuance of the Purchased Preferred Stock to the Purchaser.

            5.5   Additional Covenant.

                    (a) The Company's Board of Directors shall not take any action for the sole purpose of negatively impacting the Preferred Stock and to positively impact the Common Stock in the event that (i) the Purchaser owns at least 50.1% of the Preferred Stock outstanding immediately following the Closing; (ii) the Purchaser shall have notified the Company of the Purchaser's objections to such proposed action; (iii) Peter B. Yunich or such other Preferred Designee voted against such action at a meeting of the Board of Directors at which such action was proposed; and (iv) such action caused (A) a material harm to the holders of the Preferred Stock and (B) a material benefit to the Common Stock. Cash dividends to holders of Common Stock shall not be deemed action taken within the meaning of this Section 5.5.

                    (b) Notwithstanding paragraph 5.5(a) hereof, nothing contained therein shall cause the Company's Board of Directors to engage in, or refrain from engaging in any action, which may cause the Board of Directors to breach their fiduciary obligations.

            5.6 Confidentiality. The Purchaser covenants and agrees to keep confidential any and all material non-public information which it has heretofore obtained or shall hereafter obtain, directly or indirectly, from the Company pursuant to this Agreement or otherwise, and agrees not to use the same except for the purpose of this Agreement or to disclose the same to any party except as provided below, without the Company's prior written consent; provided that the terms of this Section 5.6 shall not extend to any such information that:

                  (a) is already publicly known;

                  (b) has become publicly known without any fault of the Purchaser or anyone to whom the Purchaser has made disclosure in compliance with the terms of this Section 5.6; or

                  (c) is required to be disclosed to any governmental authorities or courts of law as a result of operation of law, regulation, or court order; provided, however, that the Purchaser shall have first given prompt written notice of such requirement to the Company (if permissible) and cooperates with the Company to restrict such disclosure and/or obtain confidential treatment thereof.

      The foregoing notwithstanding, the Purchaser may disclose such information to each of its directors, officers, employees, partners (including its limited partners), members, managers and representatives, which representatives have a need to know such information; provided that the Purchaser informs such persons of the restrictions set forth in this Section 5.6 with respect to such information and such persons agree to comply with the provisions of this Section
5.6. The Purchaser further agrees to give prompt notice to the Company of any disclosure made by the Purchaser or any of its directors, officers, employees, partners (including limited partners), members, managers or representatives in breach of this Section 5.6, to the extent the Purchaser has knowledge of such disclosure; provided that the Purchaser shall have no liability for losses incurred by the Company or any of its directors, officers, employees, stockholders or representatives solely as the result of the Company's failure, following its actual receipt of notice from the Purchaser of disclosure of information in breach of this Agreement, to make prompt public disclosure of the information so disclosed. For purposes of this Section 5.6, the knowledge of the Purchaser shall mean the actual knowledge of Peter B. Yunich or any successors to him as Managing Partner of the Purchaser.

      6. Registration of Restricted Stock. Subject to completion of the Closing hereunder, the provisions of this Section 6 shall apply to the Purchased Preferred Stock and the Preferred Stock purchased pursuant to the September 2002 Agreement and the December 2002 Agreement, and shall be deemed to have amended and restated Section 6 of the September 2002 Agreement and the December 2002 Agreement in their entirety.

            6.1   Demand Registration.

                  (a) At any time after the Closing hereof, upon written notice of the Holders of a majority of the then outstanding Registrable Securities (on a common stock equivalent basis) requesting that the Company effect a registration under the Securities Act of Registrable Securities and specifying the intended method or methods of distribution thereof (which may include a continuous or delayed offering), the Company shall prepare and file a Registration Statement on Form S-3 under the Securities Act, or other appropriate Form in the event Form S-3 is not available, covering the Registrable Securities then outstanding and shall use commercially reasonable efforts to cause such Registration Statement to become effective as expeditiously as possible and to remain effective until the earlier to occur of
(i) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed or (ii) the date by which all the Registrable Securities covered thereby may be sold under Rule 144(k) (the "Effectiveness Period"); provided, however, that the Purchaser shall not, pursuant to this Section 6.1, be entitled to sell, during any calendar quarter, more than twenty-five percent (25%) of the aggregate number of Registrable Securities outstanding immediately following at the Closing, or if the Company's fiscal year is not the calendar year, during any fiscal quarter of the Company. A demand registration requested pursuant to this Section 6.1(a) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remains effective for the period described above.

                  (b) A Holder (including the Purchaser) or Holders requesting a registration pursuant to this Section 6.1(a) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request.

                  (c) The Company and any Other Approved Holder may include its securities in any demand registration effected pursuant to this Section 6.1; provided, however, that if the managing underwriter(s) or the representative(s) of the several underwriters (the "Managing Underwriter") of a proposed underwritten public offering of Common Stock advises the Holder or Holders intending to participate in such offering in writing that the total amount or kind of securities which such Holders, the Company and such Other Approved Holders intend to include in such offering is sufficiently large to materially adversely affect the success of such offering, then the amount or kind of securities to be offered for the accounts of the Other Approved Holders shall be reduced pro rata among such Other Approved Holders to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such Managing Underwriter and, if such reduction results in no securities being offered for the accounts of the Other Approved Holders in such proposed public offering, then the amount or kind of securities to be offered for the account of the Company shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters.

            6.2 Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to any class of its equity securities, whether for its own account (other than in connection with the Registration Statement contemplated by Section 6.1 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or the registration of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) or for the account of an Other Approved Holder (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders at least twenty (20) days prior to the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder desiring to have its Registrable Securities registered under this Section 6.2 shall so advise the Company in writing within fifteen
(15) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein on the same terms and conditions as the securities being registered by the Company. Any Holder's request for such inclusion may be withdrawn, in whole or in part, at any time prior to the effective date of such Registration Statement. Notwithstanding the foregoing, if the Managing Underwriter of any such proposed public offering advises the Company in writing that the total amount or kind of securities which the Holders, the Company and the Other Approved Holders intend to be included in such proposed public offering is sufficiently large to materially adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of Holders and the Other Approved Holders (other than the Requesting Securityholder) shall be reduced pro rata to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such Managing Underwriter before the securities offered by the Company or any Requesting Securityholder are so reduced.

            6.3 Registration Procedures. In connection with the Company's registration obligations pursuant to Sections 6.1 and 6.2 hereof, the Company will, as expeditiously as practicable:

                  (a) prepare and file with the Commission a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 6.1 (in connection with a demand registration); provided, that as soon as practicable, but in no event later than three (3) business days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders covered by such Registration Statement and the Managing Underwriter, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters;

                  (b) the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement) to which the Managing Underwriter of the applicable offering, if any, or the Purchaser (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement shall have reasonably objected in writing within three (3) business days after receipt of such documents to the effect that such Registration Statement or amendment thereto or Prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (provided that the foregoing shall not limit the right of any Holder whose Registrable Securities are covered by a Registration Statement to reasonably object, within two (2) business days after receipt of such documents, to any particular information that is to be contained in such Registration Statement, amendment, Prospectus or supplement that relates specifically to such Holder, including any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such Managing Underwriter, the Purchaser or such Holders, the Company shall use its best efforts to cooperate with such Managing Underwriter, the Purchaser and Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters, the Purchaser and Holders;

                  (c) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement, Prospectus or supplement to the Prospectus;

                  (d) notify the selling Holders and the Managing Underwriter, if any, promptly (providing confirmation in writing):

            (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective;

            (2) of any request by the Commission for amendments or supplements to any Registration Statement or Prospectus or for additional information;

            (3) of the issuance by the Commission of any written comments with respect to any filing;

            (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose and the Company agrees that it will make every reasonable effort to obtain as soon as possible the withdrawal of any such order or other action suspending the effectiveness of any Registration Statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

            (5) in the case of an underwritten offering, if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct as of any time they are required to be true and correct;

            (6) of any suspension of the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (7) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (e) if reasonably requested by the Managing Underwriter or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Managing Underwriter, the Purchaser (if it is participating in such offering) and the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) being sold in such underwritten offering reasonably agree should be included therein relating to the sale of the Registrable Securities, including information with respect to the aggregate number of shares of Registrable Securities being sold to the underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                  (f) promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus relating to Registrable Securities covered by a Registration Statement filed pursuant to this Section 6, provide copies of such document to the selling Holders covered thereby and the underwriters, if any;

                  (g) promptly after the filing of such documents with the Commission, furnish to each selling Holder and each Managing Underwriter, if any, without charge, at least one manually signed or "edgarized" copy (but not to exceed five (5) manually signed copies of any document to all selling Holders and the Managing Underwriter in the aggregate), and as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference);

                  (h) deliver to each selling Holder and the Managing Underwriter, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

                  (i) register or qualify (or obtain exemption therefrom) or cooperate with the selling Holders, the Managing Underwriter, if any, and their respective counsel in connection with the registration or qualification (or exemption therefrom) of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or Managing Underwriter, if any, reasonably requests in writing;

                  (j) use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that the Company will not be required to qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (j);

                  (k) cooperate with the selling Holders and the Managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Managing Underwriter may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

                  (l) upon the occurrence of any event contemplated by clause
(7) of paragraph (d) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading; if any event described in clause (2) of paragraph (d) above occurs, use its best efforts to cooperate with the Commission to prepare, as soon as practicable, any amendment or supplement to such Registration Statement or such related Prospectus and any other additional information, or to take other action that may have been requested by the Commission;

                  (m) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed (or included) if requested by the Purchaser (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement or the Managing Underwriter, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                  (n) enter into customary agreements (including in the case of an underwritten offering, an underwriting agreement with the Managing Underwriter in form customary with respect to issuers of similar market capitalization and reporting and financial histories) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities included in such Registration Statement, in each case, in connection with an underwritten offering, as the Managing Underwriter determines is reasonable and customary, and in connection therewith:

            (1) make such representations and warranties to the selling Holders and each of the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings of securities listed on the NASDAQ SmallCap Market or any other system of automated dissemination of quotation of securities prices;

            (2) obtain opinions of counsel to the Company addressed to each selling Holder and to each of the underwriters and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters and the selling Holders and shall cover the matters customarily covered in opinions requested in secondary underwritten offerings of securities listed on the NASDAQ SmallCap Market or any other system of automated dissemination of quotation of securities prices and such other matters as may be reasonably requested by such Holders and underwriters);

            (3) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to each selling Holder and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings of securities listed on the NASDAQ SmallCap Market or any other system of automated dissemination of quotation of securities prices;

            (4) the underwriting agreement shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 6.6 (and, to the extent applicable, Section 7.1) hereof with respect to all parties to be indemnified pursuant to Section 6.6 (and, to the extent applicable, Section 7.1); and

            (5) the Company shall deliver such documents and certificates as may be reasonably requested by the selling Holders and the Managing Underwriter to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in respect of the relevant offering;

                  (o) provide a CUSIP number (if necessary) for the Registrable Securities no later than the effective date of such registration statement;

                  (p) in the case of any non-underwritten offering:

            (1) obtain opinions of counsel to the Company at the time of effectiveness of such Registration Statement covering such offering and updates thereof of customary frequency, addressed to each Holder participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in opinions obtained in secondary underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

            (2) obtain "cold comfort" letters from the independent certified public accountants of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Purchaser (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement, updates thereof of customary frequency, in each case addressed to each Holder participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in "cold comfort" letters and updates obtained in secondary underwritten offerings by issuers with similar market capitalization and reporting and financial histories; and

            (3) deliver a certificate of an executive officer of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Purchaser (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement, updates thereof of customary frequency, such certificates to cover matters no more extensive in scope than those matters customarily covered in officer's certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

                  (q) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12-month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such Registration Statement, which earnings statements shall cover such 12-month periods;

                  (r) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary due diligence investigation;

                  (s) make available, upon reasonable notice and during normal business hours, for inspection by the Holders of the Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other representative retained by such sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by, and to cooperate fully with, any such representative, underwriter, attorney or accountant in connection with such registration;

                  (t) cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (t); and

                  (u) use its best efforts to take all action necessary or advisable to effect such registration in the manner contemplated by this Agreement.

            6.4   Material Development Election.

                  (a) Subject to Section 6.4(b) below, the Company shall be entitled, for a period of time not to exceed thirty consecutive (30) days (a "Suspension Period"), to postpone the filing of any Registration Statement otherwise required to be filed by it pursuant to Section 6.1 and/or request that the Holders refrain from effecting any public sales or distributions of their Registrable Securities if the Company's Board of Directors shall have reasonably determined in good faith and in its reasonable business judgment that such registration would interfere in any material respect with any financing (other than an underwritten secondary offering of any securities of the Company), acquisition, corporate reorganization or other transaction or development involving the Company or any subsidiary of the Company that in the reasonable good faith business judgment of such board is a transaction or development that is or would be material to the Company (a "Material Development Election").

                  (b) The Board of Directors shall, as promptly as practicable, give the Holders written notice of any such Material Development Election. In the event of a determination by the Board of Directors to postpone the filing of a Registration Statement required to be filed pursuant to Section 6.1 hereof, the Company shall be required to file such Registration Statement as soon as practicable after the Board of Directors of the Company shall determine, in its reasonable business judgment, that the filing of such Registration Statement and the offering thereunder will not interfere with the aforesaid material transaction or development, but in any event no later than the end of such Suspension Period. In addition, if the Board of Directors of the Company has requested that the Holders refrain from making public sales or distributions of their Registrable Securities, such board shall, as promptly as practicable following its determination that the Holders may recommence such public sales and distributions, notify such Holders in writing of such determination (but in any event no later than the end of such Suspension Period). In the event the Company shall exercise a Material Development Election during a period when a Registration Statement filed pursuant to Section 6.1 hereof is effective, the time period specified in Section 6.1 hereof during which such Registration Statement is required to be kept effective shall be extended by the number of days during which the Holders are prohibited by the Company from publicly selling or distributing their securities.

                  (c) The Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, the Purchaser shall forthwith discontinue disposition of shares of Common Stock covered by such Registration Statement or Prospectus until the Purchaser (i) is notified in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

                  (d) Notwithstanding the foregoing, no more than one Suspension Period may occur during any twelve-month period, unless approved by a majority-in-interest of the then outstanding Holders (on a common equivalent basis). The Company shall use its best efforts to limit the duration and aggregate number of any Suspension Periods.

            6.5 Registration Expenses. All expenses incident to the Company's performance of or compliance with Section 6 of this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the

Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, fees and expenses of other Persons retained by the Company, (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company, whether or not any registration statement becomes effective; provided that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

            6.6   Registration Rights Indemnification.

                  (a) Indemnification by the Company.

                      (i) The Company will indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, each Holder and each of their respective Affiliates, including any managed or advised accounts and any investment advisor or agent therefor, officers, directors, employees, partners, representatives and agents, and each Person who controls such Holder or such other Persons (within the meaning of the Securities Act) (for purposes of this Section 6.6(a), a "Holder Indemnified Person"), from and against, and will reimburse such Holder Indemnified Person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) ("Indemnifiable Costs and Expenses") to which such Holder Indemnified Person may become subject under the Securities Act or otherwise and arise out of or are based upon (i) violation of securities laws or (ii) any untrue statement or alleged untrue statement of any material fact contained in, or any omission or alleged omission to state therein a material fact required to be stated in, any such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any costs or expense covered by the preceding clauses
(i) or (ii) arises out of or results from any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in substantial conformity with written information furnished by such Holder Indemnified Person specifically for use in the preparation of any such Registration Statement, Prospectus or amendment or supplement thereto.

                      (ii) The Company further agrees promptly upon demand by each Holder Indemnified Person to reimburse each Holder Indemnified Person for any Holder Indemnifiable Costs and Expenses as they are incurred by it; provided that if the Company reimburses a Holder Indemnified Person hereunder for any expenses incurred in connection with a lawsuit, claim, inquiry or other proceeding or investigation for which indemnification is sought, such Holder Indemnified Person agrees to refund such reimbursement of Holder Indemnifiable Costs and Expenses to the extent it is finally judicially determined that the indemnity provided for in this Section 6.6(a) is not applicable to, or the Company is not otherwise obligated to pay, such Holder Indemnified Person in accordance with the terms hereof or otherwise. The indemnity, contribution and expense reimbursement obligation of the Company under this Section 6.6(a) shall be in addition to any liability it may otherwise have.

                      (iii) The obligations of the Company hereunder shall survive the Closing and the termination of any Registration Statement under which any Registrable Securities were registered the termination of this Agreement and shall not be extinguished with respect to any Person because any other Person is not entitled to indemnity or contribution hereunder.

                  (b) Indemnification by Holders of Registrable Securities. Each Holder whose Registrable Securities are included in a Registration Statement pursuant to the provisions of this Section 6 will indemnify and hold harmless the Company, each of its subsidiaries and Affiliates, and their respective officers, directors, employees, partners, stockholders, agents, representatives, and any Person who controls the Company or any of its subsidiaries or Affiliates (within the meaning of the Securities Act) (each, a "Company Indemnified Person"), from and against, and will reimburse such Company Indemnified Person with respect to, any and all Indemnifiable Costs and Expenses to which the Company or such Company Indemnified Person may become subject under the Securities Act or otherwise and which arise out of or result from any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or any omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or alleged omission was so made solely in reliance upon and in substantial conformity with written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that the liability of any Holder pursuant to this subsection (b) shall be limited to an amount not to exceed the net proceeds received by such Holder pursuant to the Registration Statement which gives rise to such obligation to indemnify.

                  (c) Conduct of Indemnification Proceedings; Contribution.

                      (i) Each indemnifying party and indemnified party under this Section 6.6 shall comply with the procedures set forth in Section 7.1(c) with respect to any indemnity sought pursuant to this Section 6.6.

                      (ii) Each indemnifying party and indemnified party under this Section 6.6 also agrees to comply with the provisions in Section 7.1(d) as they relate to contribution.

            6.7 Reporting Requirements Under the Exchange Act. The Company shall use its best efforts to make publicly available and available to the Holders, pursuant to Rule 144, such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to that Rule. The Company shall use its best efforts to file timely with the Commission all documents and reports required of the Company under the Exchange Act. The Company shall furnish to any Holder, upon request, a written statement executed on behalf of the Company as to compliance with the current public information requirements of Rule 144. In addition, the Company will provide to any Holder of a Registrable Security, or any potential purchaser of a Registrable Security, upon any such Person's reasonable request, the information required by paragraph (d)(4) of Rule 144A.

            6.8 Stockholder Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company or the Managing Underwriter may from time to time reasonably request in writing.

            6.9   Participation in Underwritten Registrations.

                  (a) If any of the Registrable Securities covered by a Registration Statement required to be filed pursuant to Section 6.1 hereunder are to be sold in an underwritten offering, the Company shall select the Managing Underwriter that will administer the offering, provided the Purchaser (if it is participating in such offering) or, if such Purchaser is not so participating in such offering, the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) included in such offering shall have the right to consent to such selection, provided further that such consent may not be unreasonably withheld.

                  (b) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the underwriting or other agreement between the Company and the Managing Underwriter. Nothing in this
Section 6.9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.7.

7. Miscellaneous.

            7.1 Indemnification. In addition to any indemnification provided elsewhere in this Agreement, the parties hereto agree as follows:

                (a) Company Indemnification.

                    (i) The Company will indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, the Purchaser and each of its Affiliates including any managed or advised accounts and any investment advisor or agent therefor, and their respective, officers, directors, employees, partners, representatives, agents, and each Person who controls the Company and each of its Affiliates within the meaning of the Securities Act) (each of the foregoing Persons being a "Purchaser Indemnified Person"), from and against any and all Indemnifiable Costs and Expenses to which such Purchaser Indemnified Person may become subject under the Securities Act or otherwise arising out of or based in any manner upon any breach by the Company of any its representations, warranties or covenants contained in the Transaction Documents or in any agreement, instrument or document delivered by the Company hereunder or thereunder.

                    (ii) The Company further agrees promptly upon demand by each Purchaser Indemnified Person to reimburse each Purchaser Indemnified Person for any Purchaser Indemnifiable Costs and Expenses as they are incurred by it; provided that if the Company reimburses a Purchaser Indemnified Person hereunder for any Indemnifiable Costs and Expenses incurred in connection with a lawsuit, claim, inquiry or other proceeding or investigation for which indemnification is sought, such Purchaser Indemnified Person agrees to refund such reimbursement of Indemnifiable Costs and Expenses to the extent it is finally judicially determined that the indemnity provided for in this Section 7.1(a) is not applicable to such Purchaser Indemnified Person in accordance with the terms hereof or otherwise or the Company is not otherwise obligated to indemnify such Purchaser Indemnified Person. The indemnity, contribution and expense reimbursement obligation of the Company under this Section 7.1 shall be in addition to any liability it may otherwise have.

                    (iii) The obligations of the Company hereunder shall survive the Closing and any repurchase, conversion, exchange or transfer of the Preferred Stock and the termination of this Agreement and shall not be extinguished with respect to any Person because any other Person is not entitled to indemnity or contribution hereunder.

                (b) Purchaser Indemnification. The Purchaser will indemnify and hold harmless, to the fullest extent permitted by law, each Company Indemnified Person, from and against any and all Indemnifiable Costs and Expenses to which such Company Indemnified Person may become subject under the Securities Act or otherwise which arises out of or is based in any manner upon any breach by the Purchaser of any its representations, warranties or covenants contained in the Transaction Document or in any agreement, instrument or document delivered by the Purchaser hereunder or thereunder.

                (c) Conduct of Indemnification Proceedings. Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or
(b) of this Section 7.1 or paragraph (a) or (b) of Section 6.6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b) of this Section 7.1 or paragraph (a) or (b) of Section 6.6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under paragraph (a) or (b) of this
Section 7.1 or paragraph (a) or (b) of Section 6.6, and shall not relieve the indemnifying party from liability under this Section 7.1 or Section 6.6 unless such indemnifying party is materially prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph (a) or (b) of this Section 7.1 or paragraph (a) or (b) of Section 6.6 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and no settlement can have non-monetary remedies.

                (d) Contribution. If the indemnification provided for in subsection (a) or (b) of this Section 7.1 or in subsection (a) or (b) of Section
6.6 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any Indemnifiable Costs and Expenses, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of Indemnifiable Costs and Expenses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions, acts, facts matters or circumstances which resulted in such Indemnifiable Costs and Expenses, as well as any other relevant equitable considerations. To the extent applicable to
Section 6.6 hereof, the relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any Person who was not guilty of such fraudulent misrepresentation.

            7.2 Entire Agreement; Survival of Provisions. The Transaction Documents and the SEC Filings referenced herein and therein constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings with respect thereto, whether written or oral. All of the covenants of the parties made herein shall remain operative and in full force and effect pursuant to their respective terms regardless of acceptance of the Purchased Preferred Stock and payment therefor. The representations and warranties set forth herein shall survive the execution and delivery of this Agreement, the issuance of the Preferred Stock and the issuance of the Common Stock upon conversion of the Preferred Stock in each case until the second anniversary of the date of Closing (the "Expiration Date"), and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company. Notwithstanding the preceding sentence, any representation or warranty in respect of which an indemnity may be sought hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if a claim for indemnification shall have been given to the party against whom such indemnity may be sought prior to the Expiration Date. The representations, warranties, agreements and covenants made in the Transaction Documents shall be deemed to have been relied upon by the parties hereto.

            7.3 No Waiver; Modifications in Writing. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided herein with respect to any right of indemnification, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the parties entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

            7.4 Notices. All notices, demands and other communications provided for hereunder shall be in writing, shall be given by registered or certified mail, return receipt requested, on the date sent by telecopy with electronic confirmation of such transmission, the business day next following deposit with a courier service for overnight delivery with written confirmation of such delivery or upon personal delivery, addressed to the parties, as follows:

            If to the Company, to:

                  Direct Insite Corp.
                  80 Orville Drive
                  Bohemia, New York  11716
                  Attention: Chief Financial Officer
                  Telecopy:  (631) 563-8085

               with a copy to:

                  David H. Lieberman, Esq.
                  Beckman, Lieberman & Barandes, LLP
                  Suite 1313, 116 John Street
                  New York, NY 10038
                  Telecopy: (212) 608-9687

               If to the Purchaser, to:

                  Metropolitan Venture Partners II, L.P.
                  257 Park Avenue South, 15th Floor
                  New York, NY 10010
                  Telecopy: (212) 844-3699
                  Attention: Peter B. Yunich, Managing Partner

               with copies to:

                  Kramer, Levin, Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention: Scott S. Rosenblum, Esq.
                  Telecopy:  (212) 715-8000

or to such other address as any party shall designate in writing in compliance with the provisions of this Section 7.4.

            7.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            7.6 Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other Person, without the prior written consent of the other party hereto; provided that the Purchaser may assign or otherwise transfer the shares of Common Stock issuable upon conversion of the Preferred Stock and any or all of such rights (except the Preferred Stock) and/or obligations hereunder to any of its Affiliates without obtaining any such consent, but only if such Affiliate:
(A) agrees to be bound by the terms of this Agreement; (B) is, at the time of such transfer, an Accredited Investor; (C) provides the Company such written certification as the Company may reasonably require as to the transferee's status as an Accredited Investor and agreement to be so bound as the Company may reasonably request; and (D) such transfer to any such transferee does not violate federal or state securities laws. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchaser and their respective permitted successors and assigns.

            7.7 Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of

New York without reference to the principles of conflict of laws, provided, however, that the due authorization, issuance and enforceability of the terms of, and the designation, rights, preferences, rights and privileges, of the Preferred Stock or the due authorization, issuance and of the Common Stock, the conduct of, or any standard of conduct applicable to, the Board of Directors of the Company, or any requirement of stockholder approval or the validity or invalidity of any action by the Board of Directors or compliance by the Company or any subsidiary with its Certificate of Incorporation or bylaws or any of their corporate authority, shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles thereof relating to the conflict of laws.

             7.8 Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby or thereby may be instituted in any Federal court situated in the State of New York or any state court of the State of New York, in each case, in the Borough of Manhattan, City of New York, or Nassau or Suffolk County in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Transaction Documents or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding. Any and all service of process and any other notice in any such suit, action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested if sent to such party at the address for such party set forth in Section 7.4 hereof, or by any other means of mail that requires a signed receipt, postage fully prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

            7.9 Further Assurances. Each of the parties hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of the Transaction Documents and the transactions contemplated hereby and thereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

            7.11 Severability of Provisions. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

            7.12 Headings. The Article, Section and subsection headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            7.13 Costs, Expenses and Taxes.

                  (a) The Company shall pay any and all stamp, transfer and other similar Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Purchased Preferred Stock and shall save and hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

                  (b) Each party shall bear its own fees, costs and expenses in connection with the execution, delivery and performance of the Transaction Documents, except as set forth in this Agreement.

            7.14 Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Stockholders Agreement or the transactions contemplated hereby or thereby.

            7.15 Publicity. The parties agree that no public release or announcement concerning the Transaction Documents or the transactions contemplated hereby or thereby shall be made without advance review and approval by each party hereto, except as otherwise required by applicable law, and which review and approval shall not be unreasonably withheld or delayed.

            7.16 Fees. The Company shall not pay any fees, commissions or other remuneration to any placement agent, banker, broker, finder or other Person, either directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

                             SIGNATURE PAGE FOLLOWS

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.





                                    DIRECT INSITE CORP.



                                    By: ________________________
                                        Name:
                                        Title:

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                    METROPOLITAN VENTURE PARTNERS II,   L.P.

                                    By: METROPOLITAN VENTURE PARTNERS
                                    (Advisors), L.P., as general partner

                                    By: METROPOLITAN VENTURE PARTNERS
                                    CORP., as general partner



                                    By: _________________________________
                                        Name: Michael Levin
                                        Title: Vice President of Finance

                               DISCLOSURE SCHEDULE

                                    EXHIBIT A
                                AMENDMENT TO THE
                           CERTIFICATE OF DESIGNATION